Exhibit 21.1

DECCA INVESTMENT LIMITED

LIST OF SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Acelin Investments Limited	BVI
Decca (Mgt) Limited	Hong Kong
Decca Furniture Limited	Hong Kong
Decca (Macau) Company Limited	Macau
Decca (China) Limited	Hong Kong
Vielie Flooring Limited	Hong Kong
Dongguan Yi Xin Furniture and Decoration Co. Ltd	PRC
Dongguan Decca Furniture Co. Ltd	PRC
Dongguan Kong Chai Trading Co. Ltd	PRC
Guangzhou Yi Xin Decoration Co. Ltd	PRC
CLI Design Limited	Hong Kong
CLI Design (HK) Limited	Hong Kong
Decca Furniture (USA) Inc.	Delaware
Decca Overseas (S) Pte Ltd	Singapore
Decca Contract Furniture (S) Pte. Ltd	Singapore
Decca Furniture (Thailand) Limited	Thailand
Decca Contract Furniture (HK) Limited	Hong Kong
Decca MFG (Thailand) Limited	Thailand
Bolier & Company LLC	North Carolina
Decca Furniture (Europe) Aps	Denmark
Decca Hospitality Furnishing, LLC	North Carolina
Decca Contract Furniture, LLC	North Carolina
Decca Home, LLC	North Carolina
Decca Development Limited	Hong Kong
Smart Pro Property Limited	Hong Kong
Sky Globe Holding Limited	Hong Kong
Giant Globe Limited	Hong Kong
Smart Globe (HK) Limited	Hong Kong